Exhibit 3.1

Company Number 08654254

THE COMPANIES ACT 2006

ARTICLES OF ASSOCIATION

of

OXFORD IMMUNOTEC GLOBAL LIMITED

(As amended by Special Resolutions passed on 7 November 2013 and 12 June 2014 and further amended by a contingent Special Resolution passed on 26 February 2021 and adopted on 8 March 2021)

i

ALTERNATE DIRECTORS	31

ELECTION, APPOINTMENT AND RETIREMENT BY ROTATION	32

RESIGNATION AND REMOVAL OF DIRECTORS	33

REMUNERATION OF DIRECTORS	34

PROCEEDINGS OF THE BOARD	34

DIRECTORS’ INTERESTS	36

SECRETARY	40

MINUTES	40

THE SEAL	40

ACCOUNTING RECORDS, BOOKS AND REGISTERS	41

AUDIT	42

AUTHENTICATION OF DOCUMENTS	42

RECORD DATES	42

DIVIDENDS	43

RESERVES	48

CAPITALISATION OF PROFITS	48

NOTICES	49

UNTRACED MEMBERS	54

DESTRUCTION OF DOCUMENTS	55

WINDING-UP	56

PROVISION FOR EMPLOYEES	57

INDEMNITY	57

INSURANCE	58

Scheme of Arrangement	58

ii

THE COMPANIES ACT 2006

ARTICLES OF ASSOCIATION

of

OXFORD IMMUNOTEC GLOBAL LIMITED

(As amended by Special Resolutions passed on 7 November 2013 and 12 June 2014 and further amended by a contingent Special Resolution passed on 26 February 2021 and adopted on 8 March 2021)

EXCLUSION OF OTHER REGULATIONS

1.
This document comprises the Articles of Association of the Company and no regulations set out in any statute or statutory instrument concerning companies shall apply as Articles of Association of the Company.

DEFINITIONS AND INTERPRETATION

2.1	In these Articles the following expressions have the following meanings unless the context otherwise requires;

“Act” means the Companies Act 2006,

“address” means in relation to electronic communications, includes any number or address (including, in the case of any Uncertificated Proxy Instruction permitted in accordance with those Articles, an identification number of a participant in the Relevant System concerned) used for the purposes of such communications,

“Articles” means these Articles of Association as altered from time to time,

“auditors” means the auditors for the time being of the Company,

“Board” means the board of Directors of the Company or the Directors present at a duly convened meeting of the Directors at which a quorum is present,

“certificated” means, in relation to any share or other security of the Company, that it is not held or to be held in uncertificated form,

“clear days” means in relation to the period of a notice, that period calculated in accordance with section 360 of the Act,

“communication” has the same meaning as in section 15 of the Electronic Communications Act,

“Company” means Oxford Immunotec Global Limited,

“Company’s website” means the website, operated or controlled by the Company, which contains information about the Company in accordance with the Statutes,

“Directors” means the directors of the Company for the time being and “Director” shall be construed accordingly,

“elected” means elected or re-elected,

“electronic communication” has the same meaning as in section 15 of the Electronic Communications Act,

“Electronic Communications Act” means the Electronic Communications Act 2000 (as amended from time to time),

“group” means the Company and its subsidiary undertakings for the time being,

“holder” means in relation to shares, the member whose name is entered in the register as the holder of the shares,

“in electronic form” means in a form specified by section 1168(3) of the Act and otherwise complying with the provisions of that section,

“member” means a member of the Company,

“month” means a calendar month,

 “office” means the registered office for the time being of the Company,

“Operator” means a person approved under the Regulations as operator of a Relevant System,

“ordinary resolution” has the meaning given in section 282 of the Act,

“paid up” means paid up or credited as paid up,

“recognised person” means a clearing agency or clearing house registered with the U S Securities and Exchange Commission, or a recognised clearing house acting in relation to a recognised investment exchange, or a nominee of a recognised clearing house acting in that way, or a nominee of any of the aforementioned,

“register” means the register of members of the Company and shall, so long as the Regulations so permit or require, include so far as relevant a related Operator register of members,

“Regulations” means the Uncertificated Securities Regulations 2001 (S1 2001 No 2001/3755) (as amended and replaced from time to time and any subordinate legislation and rules made under them for the time being in force),

“Relevant System” means any computer based system, and procedures, permitted by the Regulations, which enable title to units of a security to be evidenced and transferred without a written instrument and which facilitate supplementary and incidental matters,

“secretary” means the secretary of the Company or any other person appointed to perform any of the duties of the secretary of the Company including a joint, temporary, assistant or deputy secretary,

“Shareholder Information” means notices, documents or information which the Company wishes or is required to communicate to shareholders including, without limitation, annual reports and accounts, interim financial statements, summary financial statements, notices of meetings and proxy forms,

“Statutes” means the Act and every other statute (including any orders, regulations or other subordinate legislation made under them) for the time being in force concerning companies and affecting the Company (including, without limitation, the Regulations and the Electronic Communications Act),

“shares” means the ordinary shares of £0.006705 each in the capital of the Company,

“special resolution” has the meaning given in section 283 of the Act,

“uncertificated” means in relation to any share or other security of the Company, that title to it is evidenced and may be transferred by means of a Relevant System,

“Uncertificated Proxy Instruction” means a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the Relevant System concerned and received by such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the Relevant System concerned),

“United Kingdom” means Great Britain and Northern Ireland,

“website communication” the publication of a notice or other Shareholder Information on the Company’s website in accordance with Part 4 of Schedule 5 to the Act; and

“year” means calendar year

2.2	References to “writing” include references to printing, typewriting, lithography, photography and any other mode or modes of presenting or reproducing words in a visible and non-transitory form.

2.3	Words importing one gender shall (where appropriate) include any other gender and words importing the singular shall (where appropriate) include the plural and vice versa.

2.4
Any words or expressions defined in the Statutes shall, if not inconsistent with the subject or context and unless otherwise expressly defined in these Articles, bear the same meaning in these Articles save that the word “company” shall include any body corporate.

2.5	Headings are included for ease of reference only.

2.6	References to,

2.6.1
any statute, regulation or any section or provision of any statute or regulation, if consistent with the subject or context, shall include any corresponding or substituted statute, regulation or section or provision of any amending, consolidating or replacement statute or regulation,

2.6.2	“executed” include any mode of execution,

2.6.3	an Article by number are to a particular Article of these Articles,

2.6.4	a “meeting” shall be taken as not requiring more than one person to be present if any quorum requirement can be satisfied by one person,

2.6.5	a “person” include references to an individual, firm, body corporate, trust and to an unincorporated body of persons,

2.6.6
a share (or to a holding of shares) being in uncertificated form or in certificated form are references respectively to that share being an uncertificated unit of a security or a certificated unit of a security, and

2.6.7	a “cash memorandum account” are to an account so designated by the Operator of the Relevant System concerned.

REGISTERED OFFICE

3.	The Company’s registered office is to be situated in England and Wales.

LIMITED LIABILITY

4.	The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

CHANGE OF NAME

5.	The Company may change its registered name in accordance with the Statutes or by decision of the Board.

SHARE CAPITAL

Issue and Allotment of Shares

6.
Subject to the provisions of the Statutes and without prejudice to the rights attaching to any existing shares or class of shares, any share may be issued with such preferred, deferred or other special rights or such restrictions (whether in regard to dividend, return of capital, voting or otherwise) as the Company may from time to time by ordinary resolution determine or, if the Company has not so determined, as the Board may determine.

7.
Subject to the provisions of those Articles and to the Statutes, and to any direction given by the Company in general meeting, any shares in the capital of the Company (whether forming part of the original or any increased capital) and all (if any) shares in the Company lawfully held by or on behalf of it shall be at the disposal of the Board which may offer, allot (with or without a right of renunciation), issue or grant options over such shares to such persons, at such time and for such consideration and upon such terms and conditions as the Board may determine.

Payment of Commission

8.
The Company may exercise the powers of paying commissions conferred by the Statutes. Subject to the provisions of the Statutes, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

Power to Attach Rights to Shares

9.
Subject to the provisions of the Statutes and to any rights conferred on the holders of any other shares, shares may be issued on terms that they are, at the option of the Company or a member, liable to be redeemed on such terms and in such manner as may be determined by the Board (such terms to be determined before the shares are allotted).

Trusts not Recognised

10.
Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or compelled in any way to recognise any interest in any share, except an absolute right to the entirety thereof in the holder.

Financial Assistance

11.	The Company may give financial assistance for the acquisition of shares in the Company to the extent that it is not restricted by the Statutes.

VARIATION OF RIGHT’S

Consent to Variations of Rights

12.
Subject to the provisions of the Statutes, whenever the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not the Company as being wound up, either with the consent in writing of the holders of not less than three-quarters in nominal amount of the issued shares of the affected class (excluding any shares of that class held as treasury shares), or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class, known as a “class meeting”, (but not otherwise).

Meetings to Amend Share Rights

13.	All the provisions of these Articles relating to general meetings shall, mutatis mutandis, apply to every such separate class meeting, except that:

13.1.	the necessary quorum at any such meeting shall be one-third of the outstanding shares entitled to vote of the class in question (excluding any share of that class held as treasury shares),

13.2.	any holder of shares of the class in question present in person or by proxy may demand a poll, and

13.3.	the holder of shares of the class in question shall, on a poll, have one vote in respect of every share of such class held by him.

Pari Passu issues and Purchase of Own Shares

14.
Subject to the terms on which any shares may be issued, the rights or privileges attached to any class of shares in the capital of the Company shall be deemed not to be varied or abrogated by the creation or issue of any new shares ranking pari passu in substantially all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued or by any purchase by the Company of its own shares.

Special Rights

15.
The provisions of Articles 12 to 14 shall apply to the variation or abrogation of the special rights attached to some of the shares of any class as if such group of shares treated differently formed a separate class.

SHARES IN UNCERTIFICATED FORM

Arrangements in relation to Shares is Uncertificated Form

16.
The Directors shall have power to implement such arrangements as they may, in their absolute discretion, deem fit in order for any class of shares to be a participating security (subject always to the Regulations and the facilities and requirements of the Relevant System concerned). Where they do so, Articles 17 and 18 shall come into effect immediately prior to the time at which the Operator of the Relevant System concerned permits the class of shares concerned to be a participating security.

Participating Securities

17.
In relation to any class of shares which is, for the time being, a participating security, and for so long as such class remains a participating security, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with

17.1.	the holding of shares of that class in uncertificated form,

17.2.	the transfer of title to shares of that class by means of a Relevant System, or

17.3.	the Regulations,

and, without prejudice to the generality of this Article, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering by the Operator, so long as that is permitted or required by the Regulations, of an Operator register of securities in respect of shares of that class in uncertificated form.

18.
Without prejudice to the generality of Article 17 and notwithstanding anything contained in these Articles, where any class of shares is, for the time being, a participating security (such class being referred to in these Articles as the “Relevant Class”),

18.1.	shares of the Relevant Class may be issued in uncertificated form in accordance with and subject as provided in the Regulations,

18.2.	unless the Board otherwise determines, shares of the Relevant Class held by the same holder or joint holder in certificated form and uncertificated form shall be treated as separate holdings,

18.3.	shares of the Relevant Class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Regulations,

18.4.
title to shares of the Relevant Class which are recorded on the register as being held in uncertificated form may be transferred by means of the Relevant System concerned and accordingly (and in particular) Articles 51 and 52 shall not apply in respect of such shares to the extent that those Articles require or contemplate the effecting of a transfer by an instrument in writing and the production of a certificate for the share to be transferred,

18.5.	the Company shall comply with the provisions of Regulations 25 and 26 in relation to the Relevant Class,

18.6.
the provisions of these Articles with respect to meetings of or including holders of the Relevant Class, including notices of such meetings, shall have effect subject to the provisions of Regulation 41, and

18.7.	Articles 20 to 28 shall not apply so as to require the Company to issue a certificate to any person holding shares of the Relevant Class in uncertificated form,

18.8.
If, under these Articles or the Statutes, the Company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, then, subject to these Articles and the Statutes, such entitlement shall include the right of the Board to

18.8.1.
require the holder of the uncertificated share by notice in writing to change that share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a certificated share for as long as the Board requires,

18.8.2.
appoint any person to take such other steps, by instruction given by means of a Relevant System or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as if they had been taken by the registered holder of that share, and

18.8.3.
take such other action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

19.
The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the Regulations and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance upon such assumption; in particular, any provision of these Articles which requires or envisages that action will be taken in reliance on Information contained in the register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

SHARE CERTIFICATES

Entitlement to Share Certificates

20.
Subject to these Articles and the provisions of the Regulations every person (except a person in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) whose name is entered as a holder of any share in the register shall be entitled, except as provided by the Statutes, without payment to receive one certificate in respect of each class of shares held by him or, with the consent of the Board and upon payment of such reasonable out-of-pocket expenses for every certificate after the first as the Board shall determine, several certificates, each for one or more of his shares.  Shares of different classes may not be included in the same certificate.

21.	Where a holder of any share (except a recognised person) has transferred a part of the shares comprised in his holding, he shall be entitled to a certificate for the balance without charge.

Replacement Certificates

22.	Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

23.
If a share certificate or any other document of title is worn out, defaced, lost or destroyed, it may be replaced without charge (other than exceptional out-of-pocket expenses) and otherwise on such terms (if any) as to evidence and/or indemnity (with or without security) as the Board may require. In the case where the certificate is worn out or defaced, it may be renewed only upon delivery of the certificate to the Company.

Jointly Held Shares

24.
The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to the joint holder who is named first in the register shall be a sufficient delivery to all of them.

25.
Neither the Company nor the Operator of any Relevant System shall be bound to register more than four persons as the joint holders of any share or shares (except in the case of executors or trustees of a deceased member).

26.	In the case of shares held jointly by several persons, any such request mentioned in Articles 20 to 23 may only be made by the joint holder who is named first in the register.

Execution and Content

27.
Every certificate shall be executed by the Company in such manner as the Board, having regard to the Statutes, may authorise. Every certificate shall specify the number, class and distinguishing number (if any) of the shares to which it relates and the nominal value of and the amount paid up on each share.

28.
The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any certificates for shares or any other form of security at any time issued by the Company need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person.

SHARE WARRANTS

Power to Issue Share Warrants

29.
The Company with respect to fully paid shares may in its discretion issue share warrants (issued in such form and executed in such manner as the Board decides) stating that the bearer of the share warrant is entitled to the shares specified in that share warrant and may provide by coupons or otherwise for the payment of figure dividends and any other sum becoming payable on the shares comprised in such share warrant and for the purpose of obtaining in respect of such shares an allotment or offer of shares or debentures or the exercise of any other rights of any description to which members may be or become entitled.

Conditions Governing Share Warrants

30.
The Board may determine, and may from time to time vary, the conditions upon which share warrants shall be issued, and in particular the conditions upon which a new share warrant may be issued in place of one worn out, defaced, stolen, lost or destroyed (where, in the case of a share warrant stolen, lost or destroyed, the Directors are satisfied beyond reasonable doubt that the original has been destroyed), upon which the bearer of a share warrant shall, if so entitled by the conditions on which such share warrant is issued, if at all, be entitled to attend and vote at general meetings and upon which a share warrant may be surrendered and the name of the bearer entered in the register in respect of the share comprised in such share warrant. If the conditions upon which the share warrant is issued provides, and subject to these Articles, the bearer of a share warrant shall be deemed to be a member and shall have the same rights and privileges as if his name were entered in the register in respect of the shares comprised in such share warrant. The bearer of a share warrant shall be subject to the conditions governing share warrants for the time being in force whether made before or after the issue of share warrants.

LIEN

Lien on Shares not Fully Paid

31.
The Company shall have a first and paramount lien on every share (not being a fully paid share) for all money (whether presently due or not) payable in respect of that share. The Company’s lien over a share extends to any dividend and (if the lien is enforced and the share is sold by the Company) the proceeds of sale of that share. The Board may at any time declare any share to be wholly or in part exempt from the provisions of this Article.

Enforcement of Lien by Sale

32.
The Company may sell, in such manner as the Board decides, any shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice in writing has been served on the holder of the shares in question or the person entitled to such shares by reason of death or bankruptcy of the holder or otherwise by operation of law, demanding payment of the sum presently payable and stating that if the notice is not complied with the shares may be sold.

33.
To give effect to any such sale, the Board may authorise such person as it directs to execute any instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale, and he shall not be bound to see to the application of the purchase money.

Application of Proceeds of a Sale

34.
The net proceeds of the sale, after payment of the costs of such sale, shall be applied in or towards satisfaction of the liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold (where applicable) and subject to a like lien for any monies not presently payable or any liability or engagement not likely to be presently fulfilled or discharged as existed upon the shares before the sale) be paid to the holder of (or person entitled by transmission to) the shares immediately before the sale.

CALLS ON SHARES

Call on Monies Unpaid on Shares

35.
Subject to the terms of allotment of any shares, the Board may send a notice and make calls upon the members in respect of any monies unpaid on their shares (whether in respect of the nominal value of the shares or by way of premium) provided that (subject as aforesaid) no call on any share shall be payable within one month from the  date fixed for the payment of the last preceding call and that at least 14 clear days’ notice from the date the notice is sent shall be given of every call specifying the time or times, place of payment and the amount called on the members’ shares. A call may be revoked in whole or in part or the time fixed for its payment postponed in whole or in part by the Board at any time before receipt by the Company of the sum due thereunder.

Liability and Payment

36.	A call may be made payable by instalments.

37.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

38.
Each member shall pay to the Company, at the time and place of payment specified in the notice of the call, the amount called on his shares. A person on whom a call is made will remain liable for calls made upon him, notwithstanding the subsequent transfer of the shares in respect of which the call was made.

Interest and Suspension of Entitlements

39.
If a sum called in respect of a share shall not be paid before or on the day appointed for payment, the person from whom the sum is due shall pay interest on the sum from the day fixed for payment to the time of actual payment at such rate, not exceeding five per cent above the base lending rate per annum most recently set by the Monetary Policy Committee of the Bank of England, as the Board may decide, together with all expenses that may have been incurred by the Company by reason of such non-payment, but the Board may waive payment of interest and such expenses wholly or in part. No dividend or other payment or distribution in respect of any such share shall be paid or distributed and no other rights which would otherwise normally be exercisable in accordance with these Articles may be exercised by a holder of any such share so long as any such sum or any interest or expenses payable in accordance with this Article in relation thereto remains due.

Sums Payable under Terms of Allotment Treated as Calls

40.
Any sum which becomes payable by the terms of allotment of a share, whether on allotment or on any other fixed date or as an instalment of a call and whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of allotment or in the notice of the call, it becomes payable. In the case of non-payment, all the provisions of these Articles relating to payment of interest and expenses, forfeiture and otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

Payment of Calls in Advance

41.
The Board may, if it deems fit, receive from any member willing to advance it all or any part of the money (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon any shares held by him, and may pay upon all or any part of the money so advanced (until it would but for the advance become presently payable) interest at such rate (if any) not exceeding five per cent above the base lending rate per annum most recently set by the Monetary Policy Committee of the Bank of England, as the Board may decide. No sum paid in advance of calls shall entitle the holder of a share to any portion of a dividend or other payment or distribution subsequently declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable. The Board may at any time repay the amount so advanced on giving to such member not less than one month’s notice in writing of their intention to do so, unless before the expiration of such notice the amount so advanced shall have been called up on the share in respect of which it was advanced.

Power to Differentiate

42.	The Board may on the allotment of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

FORFEITURE

Notice If Call or Instalment not Paid

43.
If a member fails to pay the whole or any part of any call or instalment of a call on the day fixed for payment, the Board may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of the non-payment.

44.
The notice shall fix a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time and at the place specified, the shares on which the call was made will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

Forfeiture for Non-Compliance

45.
If the requirements of the notice are not complied with, any share in respect of which the notice has been given may, at any time before the payments required by the notice have been made, be forfeited by a resolution of the Board to that effect. Every forfeiture shall include all dividends and other payments or distributions declared in respect of the forfeited shares and not paid or distributed before forfeiture.  Forfeiture shall be deemed to occur at the time of the passing of the said resolution of the Board.

46.
Subject to the provisions of the Statutes, a forfeited share shall be deemed to be the property of the Company and may be sold, reallotted or otherwise disposed of upon such terms and in such manner as the Board decides, either to the person who was before the forfeiture the holder or to any other person, and at any time before sale, reallotment or other disposition the forfeiture may be cancelled on such terms as the Board decides. The Company shall not exercise any voting rights in respect of such a share. Where for the purposes of its disposal a forfeited share is to be transferred to any person, the Board may authorise a person to execute an instrument of transfer of the share.

Notice of Forfeiture

47.
When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder, or the person entitled to the share by transmission, and an entry of the forfeiture, with the date of the forfeiture, shall be entered in the register, but no forfeiture shall be invalidated by any failure to give such notice or make such entry.

Effect of Forfeiture

48.
A person, any of whose shares have been forfeited, shall cease to be a member in respect of the forfeited shares and shall surrender to the Company for cancellation the certificate for the shares forfeited, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all money which at the date of forfeiture was then payable by him to the Company in respect of the shares, with interest on such money at such rate not exceeding five per cent above the base lending rate per annum most recently set by the Monetary Policy Committee of the Bank of England, as the Board may decide, from the date of forfeiture until payment. The Board may, if it deems fit, waive the payment of all or part of such money and/or the interest payable thereon. The forfeiture or surrender of a share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the holder whose share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Statutes given or imposed in the case of past members.

Evidence of Forfeiture

49.
A statutory declaration by a Director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The statutory declaration shall (subject to the execution of an instrument of transfer, if necessary) constitute a good title to the share and the person to whom the share is disposed of shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition and shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, surrender, sale, reallotment or disposal of the share.

Sale of Forfeited Shares

50.
If the Company sells a forfeited share, the person who held it prior to its forfeiture is entitled to receive from the Company the proceeds of such sale, net of any commission, and excluding any amount which was, or would have become, payable and had not, when that share was forfeited, been paid by that person in respect of that share, but no interest is payable to such person in respect of such proceeds and the Company is not required to account for any money earned on them.

TRANSFER OF SHARES

Form of Transfer

51.	The instrument of transfer of a share may be in any usual form or in any other form which the Board may approve.

52.
The instrument of transfer of a share shall be executed by or on behalf of the transferor and (in the case of a partly paid share) by or on behalf of the transferee. The transferor shall be deemed to remain the holder until the name of the transferee is entered in the register.

Right to Refuse Registration of Transfer

53.	The Board may refuse to register any transfer of shares, unless

53.1
the instrument of transfer is lodged (and duly stamped if the Statutes so require) at the office or at such other place as the Board may appoint, accompanied by the certificate for the shares to which it relates and such other evidence (if any) as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so) provided that, in the case of a transfer by a recognised person where a certificate has not been issued in respect of the share, the lodgment of share certificates shall not be necessary,

53.2	the instrument of transfer is in respect of only one class of share,

53.3	in the case of a transfer to joint holders, they do not exceed four in number, and

53.4	the transfer is of a share which is fully paid up.

Return of Instruments of Transfer where Transfer is not Registered

54.
The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Board refuses to register (except in the case of fraud) shall be returned to the person lodging it when notice of the refusal is given.

Notice of Refusal to Register a Transfer

55.
If the Board refuses to register a transfer, it shall within two months after the date on which the instrument of transfer was lodged with the Company (or in the case of uncertificated shares the date on which the Operator-instruction was received) send to the transferee notice of, together with the reasons for, the refusal.

No Fees Payable

56.
No fee shall be payable to the Company for the registration of any transfer or any other document relating to or affecting the title to any share or for making any entry in the register affecting the title to any share.

Other Provisions

57.	Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

58.
For the avoidance of doubt, nothing in these Articles shall require shares to be transferred by a written instrument if the Statutes provide otherwise and the Directors shall be empowered to implement such arrangements as they consider fit in accordance with and subject to the Statutes to evidence and regulate the transfer of title to shares in the Company and for the approval or disapproval as the case may be by the Board or the Operator of any Relevant System of the registration of those transfers.

TRANSMISSION OF SHARES

Transmission of Shares on Death

59.
If a member dies, the survivor or survivors where he was a joint holder and his personal representatives where he was a sole holder or the only survivor of joint holders shall be the only person(s) recognised by the Company as having any title to his shares, but nothing contained in these Articles shall release the estate of a deceased member from any liability in respect of any share held by him solely or jointly with other persons.

Election of Persons Entitled by Transmission

60.
Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or by operation of law may, upon such evidence as to his title being produced as may be reasonably required by the Board and subject to these Articles, elect either to be registered as the holder of the share or to have a person nominated by him registered as the holder. If the person elects to become the holder, he shall give notice in writing to that effect. If the person elects to have another person registered, he shall execute an instrument of transfer of the share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer were an instrument of transfer executed by the member.

Rights on Transmission

61.
Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or by operation of law shall, subject to the requirements of these Articles and to the provisions of this Article, be entitled to receive, and may give a good discharge for, all dividends and other money payable in respect of the share, but he shall not (except with the authority of the Board) be entitled to receive notice of or to attend or vote at meetings of the Company or at any separate meetings of the holders of any class of shares or to any of the rights or privileges of a member until he shall have become a holder in respect of the share in question. The Board may at any time give notice requiring any such person to elect either to be registered or to transfer the share, and if the notice is not complied with within 60 days, the Board may withhold payment of all dividends and other distributions and payments declared in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF SHARE CAPITAL

Alteration by Ordinary Resolution

62.	The Company may by ordinary resolution alter its share capital in accordance with the Act.

Sub-Division

63.
A resolution to sub-divide shares may determine that, as between the holders of such shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others.

Fractions

64.
Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Board may deal with the fractions as it deems fit and in particular may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members, and the Board may authorise a person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings relating to the sale.

PURCHASE OF OWN SHARES

65.
On any purchase by the Company of its own shares, neither the Company nor the Board shall be required to select the shares to be purchased rateably or in any manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

GENERAL MEETINGS

66.	Not used.

67.
The Board may call a general meeting whenever it deems fit and, on the requisition of members in accordance with the Act, it shall proceed to convene a general meeting for a date not more than 28 days after the date of the notice convening the meeting.

NOTICE OF GENERAL MEETINGS

Notice Requirements

68.	All general meetings shall be called by at least 14 clear days’ notice in writing. In each case, this is subject to any longer notice period required by the Statutes. The notice shall specify

68.1	if the meeting is an annual general meeting, that the meeting is an annual general meeting,

68.2	the day, time and place of the meeting,

68.3	the general nature of the business to be transacted,

68.4	if the meeting is convened to consider a special resolution, include the text of the resolution, and the intention to propose the resolution as such, and

68 5
with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend, to speak and to vote instead of him and that a proxy need not also be a member.

69.
Subject to the provisions of these Articles, to the rights attaching to any class of shares and to any restriction imposed on any holder, notice of any general meeting shall be given to all members, the Directors and (in the case of an annual general meeting) the auditors.

Failure to Send Notice

70.
The accidental omission to send a notice of any meeting, or notice of a resolution to be moved at a meeting or (where forms of proxy are sent out with notices) to send a form of proxy with a notice to any person entitled to receive the same, or the non-receipt of a notice of any meeting or a form of proxy by such a person, shall not invalidate the proceedings at the meeting.

Postponement

71.	The Board may postpone a general meeting if it deems it necessary to do so. Notice of such postponement shall be given in accordance with these Articles.

PROCEEDINGS AT GENERAL MEETINGS

Quorum at General Meetings

72.
No business shall be transacted at any general meeting unless a quorum is present but the absence of a quorum shall not preclude the choice or appointment of a chairman in accordance with these Articles (which shall not be treated as part of the business of the meeting). Subject to Article 73 and to the rights attached to any class of shares, a quorum shall be present for all purposes if members or representatives (in the case or a corporate member) holding one-third of the outstanding shares of the Company’s ordinary shares and entitled to vote are present in person or by proxy.

Procedure if Quorum not Present

73.
If within 15 minutes from the time fixed for a meeting (or such longer interval not exceeding one hour as the chairman of the meeting may decide) a quorum is not present or if during a meeting a quorum ceases to be present, the meeting, if convened at the request of members, shall be dissolved and in any other case, it shall stand adjourned to such day and to such time and place (being not less than 14 nor more than 28 days thereafter) as may be fixed by the chairman of the meeting. At such adjourned meeting a quorum shall be present for all purposes if members or representatives (in the case or a corporate member) holding one-third of the outstanding shares of the company’s ordinary shares and entitled to vote are present in person or by proxy.  If within 15 minutes from the time fixed for holding an adjourned meeting a quorum is not present or if during an adjourned meeting a quorum ceases to be present, the adjourned meeting shall be dissolved.  The Company shall give at least 10 days’ notice (in any manner in which notice of a meeting may lawfully be given from time to time) of any meeting adjourned through lack of a quorum and such notice shall state the quorum requirement.

Chairman of General Meetings

74.
The chairman of the Board or in his absence the deputy chairman (if any) shall preside as chairman at every general meeting of the Company. If there is no such chairman or deputy chairman or if at any meeting neither the chairman nor the deputy chairman is present within 15 minutes from the time fixed for holding the meeting or if neither is willing to act as chairman of the meeting, the Directors present shall choose one of their number, or if no Director is present or if all the Directors present decline to take the chair, the members present in person or by proxy or by corporate representative and entitled to vote shall choose one of their number to be chairman of the meeting.

Security Arrangements, Orderly Conduct and Adequacy of Location

75.
The Board may implement at general meetings of the Company, such searches, security arrangements and restrictions as it shall deem appropriate to which members, representatives (in the case of corporate members) and their proxies shall be subject. The Board shall be entitled in its absolute discretion to refuse entry to the meeting to any such member, representative or proxy who fails to comply with such security arrangements and to eject from that general meeting any person who causes the proceedings to be disorderly.

76.
The chairman of each general meeting of the Company may take such action as he considers appropriate to permit the orderly conduct of the business of the meeting as set out in the notice of the meeting and the chairman’s decision on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any matter is of such a nature.

77.
If it appears to the chairman that the meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting shall nevertheless be duly constituted and its proceedings valid provided that the chairman is satisfied that adequate facilities are available to ensure that any member who is unable to be accommodated is nonetheless able to participate in the business for which the meeting has been convened and to hear and see all persons present who speak (whether by the use of microphones, loudspeakers, audiovisual communication equipment or otherwise), whether in the meeting place or elsewhere, and to be heard and seen by all other persons so present in the same manner.

Adjournment of General Meetings

78.
The chairman of a meeting at which a quorum is present may, without prejudice to any other power of adjournment which he may have under these Articles or at common law, with the consent of the meeting (and shall if so directed by the meeting), adjourn the meeting from time to time (or indefinitely) and from place to place.  In addition, the chairman may at any time without the consent of the meeting adjourn any meeting from time to time and from place to place if it appears to the chairman that (i) the number of persons wishing to attend cannot be conveniently accommodated an the place(s) for the meeting, or (ii) the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting, or (iii) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted. No business shall be transacted at any adjourned meeting except business left unfinished at the meeting from which the adjournment took place. Where a meeting is adjourned for an indefinite period, the time and place for the adjourned meeting shall be fixed by the Board. Whenever a meeting is adjourned for 14 days or more or for an indefinite period, at least seven clear days’ notice, specifying the place, the day and the time of the adjourned meeting and the general nature of the business to be transacted, shall be given (in any manner in which notice of a meeting may lawfully be given from time to time). Save as provided in these Articles, it shall not otherwise be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Method of Voting

79.
At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless, before or on the declaration of the result of the show of hands or on the withdrawal of any other due demand for a poll, a poll is duly demanded. Subject to the provisions of the Statutes, a poll may be demanded

79.1	by the chairman of the meeting, or

79.2	by at least five members present all of whom are either members or proxies or representatives (in the case of a corporate member) and entitled to vote on the resolution, or

79.3
in writing by any member or members present in person or by proxy or by representative (in the case of a corporate member) and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting (excluding any voting rights attached to any shares in the Company held as treasury shares), or

79.4
in writing by a member or members present to person or by proxy or by representative (in the case of a corporate member) holding shares in the Company conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding shares in the Company conferring a right to vote on the resolution which are held as treasury shares).

80.
Unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

Procedure on a Poll

81.
If a poll is duly demanded, it shall be taken in such manner as the chairman of the meeting may direct. The chairman may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of a poll shall be the decision of the meeting in respect of which it was demanded.

82.
A poll demanded on the election of the chairman of a meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the chairman of the meeting directs, but in any case not more than 28 days after the meeting at which the poll was demanded. Any business other than that upon which a poll has been demanded may be proceeded with pending the completion of the poll. The demand for a poll may be withdrawn at any time before the poll is taken. If a poll is demanded before the declaration of the result of a show of hands and the demand is subsequently duly withdrawn, the meeting shall continue as if the demand had not been made. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven clear days’ notice shall be given (in any manner in which notice of a meeting may lawfully be given from time to time) specifying the time and place at which the poll is to be taken.

Entitlement to Attend and Speak

83.
A Director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company. Subject to the Statutes, the chairman may invite any person to attend and speak at general meetings of the Company from whom the chairman considers to be equipped by knowledge or experience of the Company’s business to assist in the deliberations of the meeting. In addition, the chairman may invite any person who has been nominated by a member of the Company (provided that the chairman is satisfied that at such time as the chairman may determine, the member holds any shares in the Company as such person’s nominee) to attend, and if the chairman considers it appropriate, to speak at general meetings of the Company.

Amendments to Resolutions

84.	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if,

84.1
notice of the proposed amendment is given to the Company secretary in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), and

84.2	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

85.	A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if

85.1	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

85.2	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

86.
If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution proposed as a special resolution, no amendment to it (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

VOTES OF MEMBERS

Voting Rights

87.
Subject to any terms as to voting upon which any shares may be issued or may for the time being be held the total number of votes a member present in person or (being a corporation) who is present by a duly authorised representative or a proxy for a member has on a show of hands shall be determined in accordance with the Act. On a poll every member present in person or by proxy or by representative (in the case of a corporate member) shall have one vote for each share of which he is the holder, proxy or representative. On a poll, a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes in the same way.

Joint Holders

88.
In the case of joint holders of a share the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

Incapacity

89.
A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) that he is incapable of running his affairs may vote, whether on a show of hands or on a poll, by his guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court, and any such guardian, receiver, curator bonis or other person may, on a poll, vote by proxy provided that evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

No Right to Vote where Sums Overdue on Shares

90.
No member shall, unless the Board otherwise determines, be entitled to vote at any general meeting or at any separate general meeting of the holders of any class of shares in the Company unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

Failure to Disclose Interests in Shares

91.
Where, in respect of any shares of the Company, any holder or any other person appearing to be interested in such shares held by a member has been issued with a notice pursuant to section 793 of the Act (a “statutory notice”) and has failed in relation to any shares (the “default shares”) to comply with the statutory notice and to give the Company the information required by such notice within the prescribed period as defined in Article 96 4 from the date of the statutory notice, then the Board in its absolute discretion may serve on the holder of such default shares a notice (a “disenfranchisement notice”) whereupon the following sanctions shall apply

91.1.
such holder shall not with effect from the service of the disenfranchisement notice be entitled in respect of the default shares to be present or to vote (either in person or by representative or by proxy) either at any general meeting or at any separate general meeting of the holders of any class of shares or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll, and

91.2.	where such shares represent not less than 0.25 per cent in nominal value of the issued shares of their class

91.2.1.
any dividend or other monies payable in respect of the default shares shall be withheld by the Company which shall not be under any obligation to pay interest on it and the holder shall not be entitled under Article 195 to elect to receive shares instead of that dividend, and

91.2.2.	no transfer, other than an excepted transfer (as defined in Article 96 5), of any shares in certificated form held by the holder shall be registered unless

(a)	the holder is not himself in default as regards supplying the information required,

(b)	the holder proves to the satisfaction of the Board that no person in default as regards supplying such information is interested in any of the shares which are the subject of the transfer, and

(c)
any shares held by such member in uncertificated form shall forthwith be converted into certificated form (and the Board shall be entitled to direct the Operator of any Relevant System applicable to those shares to effect that conversion immediately) and that member shall not after that be entitled to convert all or any shares held by him into uncertificated form (except with the authority of the Board),

(and, for the purpose of ensuring this Article 91.2.2 can apply to all shares held by the holder, the Company may, in accordance with the Regulations, issue a written notification to the Operator requiring the conversion into certificated form of any shares held by the holder in uncertificated form).

92.
Any new shares in the Company issued in respect of default shares shall be subject to the same sanctions as apply to the default shares provided that any sanctions applying to, or to a right to, new shares by virtue of this Article shall cease to have effect when the sanctions applying to the related default shares cease to have effect (and shall be suspended or cancelled if and to the extent that the sanctions applying to the related default shares are suspended or cancelled) and provided further that Article 91 shall apply to the exclusion of this Article if the Company gives a separate notice under section 793 of the Act in relation to the new shares.

93.
The Board may at any time withdraw a disenfranchisement notice, in whole or in part, or suspend in whole or in part, the imposition of any restrictions contained in the direction notice for a given period by serving on the holder of the default shares a notice in writing to that effect (a “withdrawal notice”), and a disenfranchisement notice shall be deemed to have been withdrawn, suspended or varied at the end of the period of seven days (or such shorter period as the Directors may determine) following receipt by the Company of the information required by the statutory notice in respect of all the shares to which the disenfranchisement notice related.

94.
Unless and until a withdrawal notice is duly served in relation thereto or a disenfranchisement notice in relation thereto is deemed to have been withdrawn, suspended or varied or the shares to which a disenfranchisement notice relates are transferred by means of an excepted transfer, the sanctions referred to in Articles 91 and 92 shall continue to apply.

95.
Where, on the basis of information obtained from a holder in respect of any share held by him, the Company issues a notice pursuant to section 793 of the Act to any other person and such person fails to give the Company the information thereby required within the prescribed period and the Board serves a disenfranchisement notice upon such person, it shall at the same time send a copy of the disenfranchisement notice to the holder of such share, but the accidental omission to do so, or the non-receipt by the holder of the copy, shall not invalidate or otherwise affect the application of Articles 91 and 92.

96.	For the purposes of these Articles:

96.1.
a person other than the holder of a share shall be treated as appearing to be interested in that share if the holder has informed the Company that the person is or may be so interested or if (after taking into account the said notification and any other relevant notification pursuant to section 793 of the Act) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the share,

96.2.	“interested” shall be construed as it is for the purpose of section 793 of the Act,

96.3.	reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes:

96.3.1.	reference to his having failed or refused to give all or any part of it, and

96.3.2.	reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular,

96.4.	the “prescribed period” means

96.4.1.	in a case where the default shares represent at least 0.25 per cent of their class, 14 days, and

96.4.2.	in any other case, 28 days, and

96.5.	an “excepted transfer” means, in relation to any share held by a holder

96.5.1.
a transfer pursuant to acceptance of an offer made to all the holders (or all the holders other than the person making the offer and his nominees) of the shares in the Company to acquire those shares or a specified proportion of them, or to all the holders (or all the holders other than the person making the offer and his nominees) of a particular class of those shares to acquire the shares of that class or a specified proportion of them,

96.5.2.	a transfer in consequence of a sale made through any stock exchange outside the United Kingdom on which the Company’s shares are normally traded, or

96.5.3.
a transfer which is shown to the satisfaction of the Board to be made in consequence of a bona fide sale of the whole of the beneficial interest in the share to a person who is unconnected with the holder and with any other person appearing to be interested in the share.

97.
Nothing contained in these Articles shall prejudice or affect the right of the Company to apply to the court for an order under section 794 of the Act and in connection with such an application or intended application or otherwise to require information on shorter notice than the proscribed period.

Chairman to Determine Validity

98.
No objections may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.  Any such objection must be referred to the chairman of the meeting whose decision is final.

Voting by Proxy

99.
Invitations to appoint a proxy (whether made by instrument in writing, in electronic form or by website communication) shall be in any usual form or in such other form as the Board may approve. Invitations to appoint a proxy shall be sent or made available by the Company to all persons entitled to notice of and to attend and vote at  any meeting, and shall provide for voting both for and against all resolutions to be proposed at that meeting other than resolutions relating to the procedure of the meeting. The accidental omission to send or make available an invitation to appoint a proxy or the non-receipt thereof by any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.  The appointment of a proxy shall be deemed to confer authority to demand, or concur in demanding, a poll and to vote on any amendment of a resolution put to the meeting for which it is given or any procedural resolution, as the proxy deems fit. A proxy need not be a member of the Company.

Appointment of Proxy

100.
The appointment of a proxy shall, if made by instrument in writing, be executed by or on behalf of the appointor.  A body corporate may execute an instrument of proxy either under seal or under the hand of two authorised signatories (as defined in the Act) or of a director in the presence of a witness who attests the signature.

101.
If the Board from time to time permits, a proxy may be appointed by electronic communication to such address as may be notified by or on behalf of the Company for that purpose, or by any other lawful means from time to time authorised by the Board. Any means of appointing a proxy which is authorised by or under this Article shall be subject to any terms, limitations, conditions or restrictions that the Board may from time to time prescribe.  Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the Board may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an Uncertificated Proxy Instruction, and received by such participant in the Relevant System concerned acting on behalf of the Company as the Board may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Board (subject always to the facilities and requirements of the relevant system concerned), and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The Board may in addition prescribe the method of determining the time at which any such properly authenticated demateralised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant.  The Board may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

Corporate Representatives

102.
Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it deems fit to act as its representative at any meeting of the Company or of any class of members of the Company, and (except as otherwise provided in these Articles) the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.  A certified copy of such a resolution shall be delivered at the meeting to the chairman of the meeting or secretary or any person appointed by the Company to receive such authorisation, and unless such certified copy of such resolution is so delivered the authority granted by such resolution shall not be treated as valid. Where certified copies of two or more valid but differing resolutions authorising any person or persons to act as the representative of any corporation pursuant to this Article at the same meeting in respect of the same share are delivered, the resolution, a certified copy of which is delivered to the Company (in accordance with the provisions of this Article) last in time (regardless of the date of such certified copy or of the date upon which the resolution set out therein was passed), shall be treated as revoking and replacing all other such authorities as regards that share, but if the Company is unable to determine which of any such two or more valid but differing resolutions was so deposited last in time, none of them shall be treated as valid in respect of that share.  The authority granted by any such resolution shall, unless the contrary is stated in the certified copy thereof delivered to the Company pursuant to this Article, be treated as valid for any adjournment of any meeting at which such authority may be used as well as at such meeting.

103.
A corporation which is a member of the Company may authorise more than one person to act as its representative pursuant to this Article in respect of any meeting or meetings, and such a member who holds different classes of shares may so authorise one or more different persons for each class of shares held.

Receipt of Proxy

104.
The appointment of proxy and the power of attorney or other written authority (if any) under which it is signed, or a copy of any such power or written authority certified notarially or in any other manner approved by the Directors, shall

104.1.
in the case of an appointment otherwise than by electronic communication, be deposited at the office (or at such other place as shall be specified in the notice of meeting or in any instrument of proxy or other document accompanying the same), and

104.2.
in the case of an appointment by electronic communication where an address has been specified for the purpose of receiving appointments by electronic communication (i) in the notice convening the meeting, (ii) in any instrument of proxy sent out by the Company in relation to the meeting or (iii) in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting, be received at such address, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote or in the case of a poll taken more than 48 hours after it was demanded, not less than 24 hours before the time appointed for taking the poll, and (save as otherwise provided in this Article) unless so deposited or received the appointment of proxy shall not be treated as valid.  Where a poll is not taken forthwith but is taken less than 48 hours after it was demanded, the appointment of proxy together with any other documents required to be deposited or received pursuant to this Article 104 shall nevertheless be deemed to have been duly deposited if

104.2.1.	in the case of an appointment otherwise than by electronic communication, they are delivered at the meeting at which the poll was demanded to the chairman or the secretary or to any Director, or

104.2.2.
in the case of an appointment by electronic communication, they are received at the address notified by the Company for such purposes, in each case, at any time prior to the commencement of such meeting and, if so delivered or received, the instrument of proxy shall be treated as valid.  In calculating the periods mentioned in this Article no account shall be taken of any part of a day that is not a working day.

105.
The deposit, delivery or receipt of an appointment of proxy shall not preclude a member from attending and voting at the meeting or at any adjourned meeting.  When two or more valid but differing appointments of proxy are deposited, delivered or received in respect of the same share for use at the same meeting, the one which is deposited with, delivered to or received by the Company (in accordance with the provisions of this Article) last in time (regardless of the date of its making or transmission) shall be treated as revoking and replacing any others as regards that share, but if the Company is unable to determine which of any such two or more valid but differing instruments of proxy was so deposited, delivered or received last in time, none of them shall be treated as valid in respect of that share.

Expiration of Proxy

106.
No appointment of proxy shall be valid after the expiration of 12 months from the date stated in it as the date of its making or transmission.  The appointment of proxy shall, unless the contrary is stated, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

Validity of Proxy Votes

107.
Any vote cast by a proxy who does not vote in accordance with any instructions given by the member by whom he is appointed shall be treated as being valid and the Company shall not be bound to enquire whether a proxy has complied with the instructions he has been given.

108.
The accidental omission to send an appointment of proxy or the non-receipt of such appointment by any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

109.
A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid, notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice of the determination shall have been received by the Company at the office (or other place at which the appointment of proxy was duly deposited, delivered or received in accordance with Article 104) before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used, or, in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting, at the time appointed for taking the poll.

POWERS OF THE BOARD

General Powers of the Board

110.
Subject to the provisions of the Statutes, these Articles and any directions given by special resolution, the business of the Company shall be managed by the Board which may exercise all the powers of the Company.  No alteration of these Articles and no directions given by special resolution shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

Borrowing Powers

111.
Subject as provided in these Articles, the Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital and, subject to the Statutes, to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

Delegation of Powers of the Board

112.
The Board may from time to time make such arrangements as it deems fit for the management and transaction of the Company’s affairs in the United Kingdom or elsewhere and may for that purpose appoint local boards, managers, inspectors and agents and delegate to them any of the powers, authorities and discretions vested in the Board (other than the power to borrow and make calls) with power, to sub-delegate and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding such vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board deems fit.  The Board may at any time remove any person so appointed and may vary or annul such delegation, but no person dealing in good faith and without notice of such removal, variation or annulment shall be affected by it.

113.
The Board may from time to time by power of attorney appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may deem fit.  Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with any such attorney as the Board may deem fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.  The Board may revoke or vary any such appointment, but no person dealing in good faith and without notice of such revocation or variation shall be affected by it.

114.
The Board may delegate any of its powers to any committee consisting one or more Directors.  It may also delegate to any Director holding any executive office or any other Director such of its powers as it considers desirable to be exercised by him. Any such delegation may be made subject to any conditions the Board may impose and either collaterally with or to the exclusion of its own powers and may be revoked or altered, but no person dealing in good faith and without notice of such revocation or variation shall be affected by it. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of the Board so far as they are capable of applying. If any such committee determines to appoint persons other than Directors onto such committee, the number of such appointed persons shall be less than one-half of the total number of members of the committee and no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting concerned are Directors.

COMPOSITION OF THE BOARD

Number and Qualification of Directors

115.	Unless and until otherwise determined by ordinary resolution of the Company, the Directors (other than alternate Directors) shall be not less than two and not more than ten in number.

116.	A Director shall not be required to hold any shares of the Company by way of qualification.

117.
If the number of Directors is reduced below the minimum number fixed in accordance with these Articles, the Directors for the time being may act for the purpose of filling vacancies in their number or of calling a general meeting of the Company, but not for any other purpose.  If there are no Directors able or willing to act, then any two members (or any single member where the Company has only one member) may summon a general meeting for the purpose of appointing Directors.

118.	Not used.

Chief Executive, Managing and Executive Directors

119.	The Board may from time to time

119.1.
appoint one or more of its body to the office of chief executive, joint chief executive, managing director or joint managing director, or to any other office (except that of auditor) or employment in the Company, for such period (subject to the Statutes and these Articles) and on such  terms as it deems fit, and may revoke such appointment (but so that such revocation shall be without prejudice to any rights or claims which the person whose appointment is revoked may have against the Company by reason or such revocation), and

119.2.	permit any person elected or appointed to be a Director to continue in any other office or employment held by that person before he was so elected or appointed.

120.	A Director holding any such office or employment with a member of the group is referred to in these Articles as an “executive Director”.

121.
An executive Director shall (subject to the provisions of any contract between him and the Company) be subject to the same provisions as to resignation and removal as the other Directors, and if he ceases from any cause to be a Director he shall be required to offer to resign from employment to the other Directors and if the other Directors resolve to accept such offer, he shall cease to hold employment with a member of the group (but without prejudice to any rights or claims which he may have against the Company by reason of such cessation).

122.
An executive Director shall not be exempt from retirement by rotation, and if he ceases for any reason to hold the office or employment by virtue of which he is termed an executive Director, he shall be required to offer to resign his office as Director to the other Directors and he shall cease to be a Director if the other Directors resolve to accept such offer.

123.
The remuneration of any executive Director (whether by way of salary, commission, participation in profits or otherwise) shall be decided by the Board and may be either in addition to or in lieu of any remuneration as a Director.

124.
The Board may entrust to and confer upon any executive Director any of the powers, authorities and discretions vested in or exercisable by it upon such terms and conditions and with such restrictions as it deems fit, either collaterally with or to the exclusion of its own powers, authorities and discretions and may from time to time revoke or vary all or any of them, but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

Associate and Other Directors

125.
The Directors may from time to time, and at any time, pursuant to this Article appoint any other persons to any post with such descriptive title including that of Director (whether as associate, executive, group, divisional, departmental, deputy, assistant, local or advisory director or otherwise) as the Directors may determine and may define, limit, vary and restrict the powers, authorities and discretion of persons so appointed and may fix and determine their remuneration and duties and, subject to any contract between him and the Company, may remove from such post any person so appointed. A person so appointed shall not be a Director for any of the purposes of these Articles or of the Statutes, and accordingly shall not be a member of the Board or (subject to Article 114) of any committee hereof, nor shall he be entitled to be present at any meeting of the Board or of any such committee except at the request of the Board or of such committee, and if present at such request he shall not be entitled to vote thereat.

ALTERNATE DIRECTORS

Qualification, Appointment and Removal of Alternate Directors

126.
Any Director (other than an alternate Director) may appoint another Director, or any other person approved by the Board, to be an alternate Director and may at any time terminate that appointment by notice in writing.

127.	An alternate Director shall not be required to hold any shares in the Company and shall not be counted in determining any maximum number of Directors permitted by these Articles.

128.
Any appointment or removal of an alternate Director shall be by notice in writing to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Board.  A notice of appointment must contain a statement signed by the proposed alternate that he is willing to act as the alternate of the Director giving the notice.

129.
An alternate Director shall (subject to his giving to the Company a postal address and, if applicable, an address in relation to which electronic communications may be received by him) be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

Automatic Cessation of Appointment

130.
An alternate Director shall automatically cease to be an alternate Director if his appointor ceases to be a Director or dies; but, if a Director retires by rotation or otherwise vacates office and is elected or deemed to have been elected at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his election.  The appointment of an alternate Director shall also automatically cease on the happening of any event which, if he were a Director, would cause him to vacate office.

Alternate Director Responsible for Own Acts

131.
Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him. An alternate Director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a Director but shall not (unless the Company by ordinary resolution otherwise determines), in respect of his office of alternate Director, be entitled to receive any remuneration or fee from the Company.  An alternate Director shall be entitled to be indemnified by the Company to the same extent as if he were a Director.

ELECTION, APPOINTMENT AND RETIREMENT BY ROTATION

Appointment by Members

132.
Subject to the provisions of Articles 115 to 118 and without prejudice to the power of the Board under Article 117, any person who is willing to act as a Director, and is permitted by law to do so, may be appointed to be a Director by ordinary resolution.

133.
A resolution for the election of two or more persons as Directors by a single resolution shall not be moved at any general meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it, and any resolution moved in contravention of this provision shall be void.  For the purposes of this Article, a motion for approving a person’s appointment or for nominating him for appointment shall be treated as a motion for his appointment.

Appointment by the Board

134.
The Board shall have power to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed the maximum number fixed by these Articles.

135.	Not used.

136.	Not used.

137.	Not used.

RESIGNATION AND REMOVAL OF DIRECTORS

Resignation

138.	A Director may resign his office either by notice in writing submitted to the Board or, if he shall in writing offer to resign, if the other Directors resolve to accept such offer.

Removal by Resolution of the Members

139.
In addition to any power of removal conferred by the Statutes, the Company may, by special resolution, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim which such Director may have for damages for breach of any contract of service between him and the Company.

Removal by Decision of the Board

140.	A Director may be removed from office if he

140.1.
receives written notice signed by all the other Directors removing him from office without prejudice to any claim which such Director may have for damages for breach of any contract of service or letter of appointment between him and the Company, or

140.2.
in the case of a Director who holds any executive office with the Company or any subsidiary, ceases to hold such office (whether because his appointment is terminated or expires) and the majority of the other Directors resolve that his office be vacated.

Vacation of Office—Other Circumstances

141.	Without prejudice to the other provisions of these Articles, the office of a Director shall be vacated if the Director

141.1.	becomes bankrupt or the subject of an interim receiving order or makes any arrangement or composition with his creditors generally, or

141.2.
a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become incapable of acting as a director and may remain so for more than three months, or

141.3.	by reason of that person’s health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have, or

141.4.	is absent from meetings of the Board for six consecutive months without permission of the Board and the Board resolves that his office be vacated, or

141.5.	ceases to be a Director by virtue of any provision of the Statutes or becomes prohibited by law from being a Director.

142.
A resolution of the Board declaring a Director to have vacated or have been removed from office under the terms of Articles 140 and 141 shall be conclusive as to the fact and grounds of vacation or removal stated in the resolution.

REMUNERATION OF DIRECTORS

Directors’ Fees

143.
The Directors (other than alternate Directors) shall be paid such remuneration (by way of fee) for their services as may be determined by the Board. Such remuneration shall be deemed to accrue from day to day, shall be divided between the Directors as they shall agree or, failing agreement, equally and shall be distinct from and additional to any remuneration or other benefits which may be paid or provided to any Director pursuant to any other provision of these Articles. The Directors shall also be entitled to be repaid all reasonable travelling, hotel and other expenses of attending Board meetings, committee meetings, general meetings, or otherwise properly and reasonably incurred while engaged on the business of the Company or in the discharge of his duties as a Director.

Extra Remuneration

144.
Any Director who is appointed to hold any employment or executive office with the Company or any subsidiary or by request of the Board performs special services or goes or resides abroad for any purposes of the Company or who otherwise performs services which in the opinion of the Board are outside the scope of his ordinary duties as a Director may be paid such extra remuneration by way of salary, commission, percentage of profits or otherwise as the Board may decide and either in addition to or in lieu of any remuneration.

Directors’ Gratuities and Pensions

145.
The Board may exercise all the powers of the Company to provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any Director who is or has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary undertaking of the Company or a predecessor in business of the Company or of any such subsidiary undertaking, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any scheme trust or fund and pay premiums for the purchase or provision of any such benefit.

PROCEEDINGS OF THE BOARD

Power to Regulate Proceedings

146.
The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it deems fit. Questions arising at any such meetings shall be determined by a majority of votes. In case of an equality of votes, the chairman of the meeting shall have a second or casting vote. A Director who is also an alternate Director shall be entitled, in the absence of his appointor, to a separate vote on behalf of his appointor in addition to his own vote and an alternate Director who is appointed by two or more Directors shall be entitled to a separate vote on behalf of each of his appointors in the appointor’s absence. A Director may, and the secretary on the requisition of a Director shall, call a meeting of the Board and notice of such meeting shall be deemed to be duly given to each Director if it is given to him personally or by word of mouth or sent in writing to him at his last-known address or any other address given by him to the Company for this purpose or sent by way of electronic communication to an address for the time being notified by him to the Company for this purpose.

Quorum at Board Meetings

147.
The quorum necessary for the transaction of the business of the Board may be fixed by the Board, and unless so fixed at any other number shall be two. A Director or other person who is present at a meeting of the Board in more than one capacity (that is to say, as both Director and an alternate Director or as an alternate for more than one Director) shall not be counted as two or more for quorum purposes unless at least one other Director or alternate Defector is also present.

Participation is Board Meetings

148.
Any Director or alternate Director may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or similar form of communication equipment provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Subject to the Statutes, all business transacted in such a manner by the Board or a committee of the Board shall, for the purposes of these Articles, be deemed to be validly and effectively transacted at a meeting of the Board or a committee of the Board, notwithstanding that fewer than two Directors or alternate Directors are physically present at the same place. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

Appointment of Chairman

149.
The Board may at any time elect from their number, and remove, a chairman of the Board and a deputy chairman.  Unless he is unwilling to do so, the Director appointed as chairman, or in his stead the Director appointed as deputy chairman, shall preside at all meetings of the Board at which he is present. If there is no Director holding either office, or if neither the chairman nor the deputy chairman is present within five minutes after the time appointed for the meeting, or if the chairman or deputy chairman is not willing to preside, the Directors present may choose one of their number to be chairman of the meeting.

Resolutions of the Board

150.
A resolution in writing signed by all the Directors for the time being entitled to vote on the resolution at a meeting of the Board (not being less than the number of Directors required to form a quorum of the Board at such meeting) or by all the members of a committee of the Board for the time being shall be as valid and effective as a resolution passed at a meeting of the Board or committee duly convened and held. A resolution signed by an alternate Director need not be signed by his appointor and, if it is executed by a Director who has appointed an alternate Director, it need not also be executed by the alternate Director in that capacity.  The resolution may consist of one document or several documents in like form each signed by one or more Directors or alternate Directors and such documents may be exact copies of the signed resolution.

Validity of Acts in Good Faith

151.
All acts done by any meeting of the Board, or of a committee of the Board, or by any person acting as a Director or by an alternate Director, shall as regards all persons dealing in good faith with the Company, notwithstanding it be afterwards discovered that there was some defect in the appointment or continuance in office of any Director, alternate Director or person so acting, or that they or any of them were disqualified, or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director or an alternate Director and had been entitled to vote.

DIRECTORS’ INTERESTS

Declarations of Interest relating to Transactions or Arrangements

152.
Subject to the provisions of the Statutes, and provided that he has made the disclosures required by this Article, a Director notwithstanding his office may be a party to or otherwise directly or indirectly interested in

152.1.	any transaction or arrangement with the Company or in which the Company is otherwise interested, or

152.2.	a proposed transaction or arrangement with the Company.

153.
A Director shall, subject to sub-section 177(6) of the Act, be required to disclose all interests whether or not material in any transaction or arrangement referred to in Article 152 and the declaration of interest must (in the ease of a transaction or arrangement referred to in Article 152.1) and may (in the case of a transaction or arrangement referred to in Article 152.2), but need not, be made

153.1.	at a meeting of the Directors, or

153.2.	by notice to the Directors in accordance with

153.2.1.	section 184 of the Act (notice in writing), or

153.2.2.	section 185 of the Act (general notice).

154.
The Board may resolve that any situation referred to in Article 152 and disclosed to them thereunder shall also be subject to such terms as they may determine including, without limitation, the terms referred to in Articles 155.3.1 to 155.3.4.

Directors’ Interests other than in relation to Transactions or Arrangements with the Company

155.
For the purposes of section 175 of the Act, the Board shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director under that section to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company. For these purposes references to a conflict of interest includes a conflict of interest and duty and a conflict of duties. This Article does not apply to a conflict of interest arising in relation to a transaction or arrangement with the Company which are governed by Articles 152 to 154 inclusive.

155.1.	Authorisation of a matter under this Article shall be effective only if,

155.1.1.
the matter in question shall have been proposed in writing (giving full particulars of the relevant situation) for consideration at a meeting of the Board, in accordance with the Board’s normal procedures or in such other manner as the Board may approve,

155.1.2.
any requirement as to the quorum at the meeting of the Board at which the matter is considered is met without counting the Director in question and any other interested Director (together the “Interested Directors”), and

155.1.3.	the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.

155.2.	Any authorisation of a matter pursuant to this Article shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorized,

155.3.
Any authorisation of a matter under this Article shall be subject to such terms as the Board may determine, whether at the time such authorisation is given or subsequently, and may be terminated or varied by the Board at any time. Such terms may include, without limitation, terms that the relevant Directors

155.3.1.
will not be obliged to disclose to the Company or use for the benefit of the Company any confidential information received by him otherwise than by virtue of his position as a Director, if to do so would breach any duty of confidentiality to a third party,

155.3.2.
may be required by the Company to maintain in the strictest confidence any confidential information relating to the Company which also relates to the situation as a result of which the conflict arises (the “conflict situation”),

155.3.3.
may be required by the Company not to attend any part of a meeting of the Directors at which any matter which may be relevant to the conflict situation is to be discussed, and not to view any board papers relating to such matters, and

155.3.4.	shall not be obliged to account to the Company for any remuneration or other benefits received by him in consequence of the conflict situation.

A Director shall comply with any obligation imposed on him by the Board pursuant to any such authorisation.

155.4.
A Director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he (or a person connected with him) derives from any matter authorised by the Board under this Article and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

Material Interests and Conflicts of Interest

156.
Save as otherwise provided by these Articles, a Director shall not vote at a meeting of the Board or of a committee of the Board on any resolution concerning a matter in which he has, directly or indirectly, an interest (other than by virtue of his interest in shares, debentures or other securities of or in or otherwise through the Company) which is material, or a duty which conflicts or may conflict with the interests of the Company, unless his interest or duty arises only because one of the following Articles applies (in which case he may vote and be counted in the quorum).

156.1.
the resolution relates to the giving to him or any other person of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him or by any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings,

156.2.
the resolution relates to the giving to a third party of a guarantee, security or indemnity in respect of an obligation of the Company or any of its subsidiary undertakings for which the Director has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security,

156.3.
his interest arises by virtue of his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any shares, debentures or other securities by the Company or any of its subsidiary undertakings for subscription, purchase or exchange,

156.4.
the resolution relates to any proposal concerning any other company in which he is interested, directly or indirectly, and whether as an officer or shareholder or otherwise howsoever provided that he does not hold an interest in shares (as that term is used in Part 22 of the Act) representing one per cent or more of either any class of the equity share capital of such company or of the voting rights available to members of such company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances),

156.5.
the resolution relates to any arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings, which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates,

156.6.
the resolution relates to any proposal concerning any insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any of the Directors or for persons who include Directors provided that, for the purposes of this Article, “insurance” means only insurance against liability incurred by a Director in respect of any act or omission by him as is referred to in Article 234 or any other insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any groups of persons consisting of or including Directors,

156.7.
the resolution relates to a subscription, or an agreement to subscribe, for shares or other securities of the Company or any of its subsidiary undertakings, or to underwrite, sub-underwrite or guarantee an offer of any such shares or securities by the Company or any of its subsidiary undertakings for subscription, purchase or exchange,

156.8.	the resolution relates to the giving to a Director of an indemnity against liabilities incurred or to be incurred by that Director in the execution and discharge of his duties, or

156.9.
the resolution relates to the provision of a Director of funds to meet expenditure incurred or to be incurred by that Director in defending criminal or civil proceedings against him or in connection with any application under any of the provisions mentioned in section 205(5) of the Act or otherwise enabling him to avoid incurring that expenditures.

157.	For the purposes of Articles 152 to 156 inclusive

157.1.
an interest of a person who is, for any purpose of the Act (excluding any such modification thereof not in force when these Articles became binding on the Company), connected with a Director shall be treated as an interest of the Director and, in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director otherwise has, and

157.2.	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

158.
The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as it deems fit (including the exercise thereof to favour of any resolution appointing the Directors or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).

159.	A Director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

160.
Where proposals are under consideration concerning the appointment (including the fixing or varying of terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and (provided he is not caught by the proviso to Article 156.4 or for another reason precluded from voting) each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

161.
If a question arises at a meeting of the Board or of a committee of the Board as to the right of a Director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting (or if the Director concerned is the chairman, to the other Directors at the meeting) and his ruling in relation to any Director (or, as the case may be, the ruling of the majority of the other Directors in relation to the chairman) shall be final and conclusive.

SECRETARY

162.
Subject to the Statutes, a secretary may be appointed by the Board for such term, at such remuneration and upon such conditions as it may deem fit, and any secretary appointed by the Board may at any time be removed by it.

163.
Any provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the secretary.

MINUTES

164.	The Board shall cause minutes to be kept

164.1.	of all appointments of officers made by the Board,

164.2.	of proceedings at meetings of the Board and of any committee of the Board and the names of the Directors present at each such meeting, and

164.3.	of all resolutions of the Company, proceedings at meetings of the Company or the holders of any class of shares in the Company.

165.
Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence without any further proof of the facts therein stated.

166.	Any such minutes must be kept for the period specified by the Act.

THE SEAL

167.
In addition to its powers under section 44 of the Act, the Company may have a seal and the Board shall provide for the safe custody of such seal. The seal shall only be used by the authority of the Board or of a committee of the Board authorised by the Board. The Board shall determine who may sign any instrument to which the seal is affixed and, unless otherwise so determined, it shall also be signed by at least one authorised person in the presence of a witness who attests the signature.  For the purpose of this Article an authorised person is any director of the Company, Company secretary or any person authorised by the Directors for the purpose of signing documents to which the common seal is applied.

168.
All forms of certificates for shares or debentures or representing any other form of security (other than letters of allotment or scrip certificates) shall be issued executed by the Company but the Board may by resolution determine, either generally or in any particular case, that any signatures may be affixed to such certificates by some mechanical or other means or may be printed on them or that such certificates need not bear any signature.

169.	If the Company has

169.1.	an official seal for use abroad, it may only be affixed to a document if its use on that document, or documents of a class to which it belongs, had been authorised by a decision of the Directors, and

169.2.	a security seal, it may only be affixed to securities by the Company secretary or a person authorised to apply it to securities by the Company secretary.

ACCOUNTING RECORDS, BOOKS AND REGISTERS

Maintenance of Accounting Records, Books and Registers

170.
The Directors shall cause accounting records to be kept and such other books and registers as are necessary to comply with the provisions of the Statutes and, subject to the provisions of the Statutes, the Directors may cause the Company to keep an overseas or local or other register in any place, and the Directors may make and vary such directions as they may deem fit respecting the keeping of the registers.

Location and Inspection

171.
The accounting records shall be kept at the office or (subject to the provisions of the Statutes) at such other place in Great Britain as the Board deems fit, and shall always be open to inspection by the Directors. No member of the Company (other than a Director) shall have any right of inspecting any accounting record or book or document except as conferred by the Statutes or authorised by the Board or by the Company in general meeting.

Compliance with Statutory Obligations

172.
The Board shall, In accordance with the Statutes, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are required by law. The Board shall in its report state the amount if any which it recommends to be paid by way of dividend.

Circulation of Accounts

173.
A printed copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting and of the Directors’ and auditors’ reports shall, at least 21 clear days before the meeting, be delivered (which for the avoidance of doubt shall include where given in electronic form or by website communication) or sent by post to every member and to every debenture holder of the Company of whose address the Company is aware or, in the case of joint holders of any share or debenture, to the joint holder who is named first in the register and to the auditors provided that, if and to the extent that the Statutes so permit and without prejudice to Article 175, the Company need not send copies of the documents referred to above to members but may send such members summary financial statements or other documents authorised by the Statutes.

AUDIT

174.	Auditors of the Company shall be appointed and their duties regulated in accordance with the Statutes.

175.
The auditors’ report to the members made pursuant to the statutory provisions as to audit shall be laid before the Company in general meeting and shall be open to inspection by any member; and in accordance with the Statutes every member shall be entitled to be furnished with a copy of the balance sheet (including every document required by law to be annexed thereto) and auditors’ report.

AUTHENTICATION OF DOCUMENTS

176.
Any Director or the secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and where any books, records, documents or accounts are elsewhere than at the office, the officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board, as aforesaid.

177.
A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting of the Company or of the Board or of any committee of the Board which is certified as such in accordance with Article 176 shall be conclusive evidence to favour of all persons dealing with the Company on the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of proceedings at a duly constituted meeting.

RECORD DATES

178.
Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares, the Board may fix a date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time within six months before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

DIVIDENDS

Declaration and Payment of Dividends

179.
Subject to the Statutes, the Company may by ordinary resolution declare that out of profits available for distribution there be paid dividends to members in accordance with their respective rights and priorities but no dividend shall exceed the amount recommended by the Board.

180.
Except as otherwise provided by these Articles or the rights attached to any shares, all dividends shall be declared and paid according to the amounts paid on the shares in respect of which the dividend is paid; but no amount paid on a share in advance of the date upon which a call is payable shall be treated for the purposes of this Article or Article 183 as paid on the share.

Apportionment

181.
All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date or be entitled to dividends declared after a particular date, such share shall rank for or be entitled to dividends accordingly.

Dividends not in Cash

182.
Any general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it shall be paid or satisfied wholly or partly by the distribution of assets, and in particular by paid-up shares or debentures of any other company, and the Board shall give effect to such direction.  If the shares in respect of which such a non-cash distribution is paid are uncertificated, any shares in the Company which are issued as a non-cash distribution in respect of them must be uncertificated. Where any difficulty arises in regard to such distribution, the Board may settle it as it deems expedient, and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of such assets (or any part thereof) and may determine that cash shall be paid to any members upon the footing of the value so fixed in order to secure equality of distribution, and may vest any such assets in trustees, upon trust for the members entitled to the dividend, as may seem expedient to the Board.

Interim Dividends

183.
Subject to the Statutes, the Board may from time to time pay to the members such interim dividends as appear to the Board to be justified by the profits of the Company available for distribution and the position of the Company, and the Board may also pay the fixed dividend payable on any shares of the Company with preferential rights half-yearly or otherwise on fixed dates whenever such profits, in the opinion of the Board, justify that course. In particular (but without prejudice to the generality of the foregoing), if at any time the share capital of the Company is divided into different classes, the Board may pay interim dividends on shares in the capital of the Company which confer deferred or non-preferential rights as well as in respect of shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferential rights if, at the time of payment, any preferential dividend is in arrears. Provided the Board acts in good faith, the Board shall not incur any liability to the holders of shares conferring any preferential rights for any loss that they may suffer by reason of the lawful payment of an interim dividend on any shares having deferred or non-preferential rights.

Deduction for Amounts due on Shares

184.
The Board may deduct from any dividend payable to any member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares in the Company and may apply them in or towards satisfaction of such debts or liabilities.

Qualification for Dividends

185.
All dividends and interest shall belong and be paid (subject to any lien of the Company) to those members whose names shall be on the register at the date at which such dividend shall be declared or at the date at which such interest shall be payable respectively, or at such other date as the Company by ordinary resolution or the Board may determine, notwithstanding any subsequent transfer or transmission of shares.

186.
The Board may pay the dividends or interest payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a member in respect of such shares.

No Interest on Dividends

187.	No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise expressly provided by the rights attached to the share.

Payment of Dividends

188.
The Company may pay any dividend, interest or other monies payable in cash in respect of shares by direct debit, bank transfer, cheque, dividend warrant or money order.  In respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the holder or joint holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend, interest or other monies by means of the relevant system concerned (subject always to the facilities end requirements of that Relevant System). Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the Relevant System to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct.

189.
Every such cheque, warrant or order may be remitted by post directed to the registered postal address of the holder or, in the case of joint holders, to the registered postal address of the joint holder whose name stands first in the register, or to such person and to such postal address as the holder or joint holders may in writing direct. Every such cheque, warrant or order shall be made payable to or to the order of the person to whom it is sent, or to such other person as the holder or joint holders may in writing direct.

190.	Every such payment made by direct debit or bank transfer shall be made to the holder or joint holders or to or through such other person as the holder or joint holders may in writing direct.

191.
The Company shall not be responsible for any loss of any such cheque, warrant or order and any payment made by direct debit, bank transfer, by means of a Relevant System or such other method shall be at the sole risk of the holder or joint holders.  Without prejudice to the generality of the foregoing, if any such cheque, warrant or order has or shall be alleged to have been lost, stolen or destroyed, the Board may, on request of the person entitled thereto, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Board may deem fit.

192.
Payment of such cheque, warrant or order, the collection of funds from or transfer or funds by a bank in accordance with such direct debit or bank transfer or, in respect of shares in uncertificated form, the making of payment in accordance with the facilities and requirements of the Relevant System concerned shall in each case be a good discharge to the Company.

193.	Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable in respect of the share held by him as joint holder.

Currency of Dividends

194.
Except as provided otherwise by the rights attached to shares, all dividends may be declared or paid in any currency. The Board may decide the rate of exchange for any currency conversions that may be required and how any costs involved are to be met.

Scrip Dividends

195.
The Board may, if authorised by an ordinary resolution of the Company, offer the holders of shares the right to elect to receive additional shares, credited as fully paid, instead of cash in respect of any dividend or any part (to be determined by the Board) of any dividend specified by the ordinary resolution. The following provisions shall apply,

195.1.
an ordinary resolution may specify a particular dividend or dividends, or may specify all or any dividends declared within a specified period, but such period may not end later than the conclusion of the fifth annual general meeting following the date of the meeting at which the ordinary resolution is passed,

195.2.
the entitlement of each holder of shares to new shares shall be such that the relevant value of such new shares shall in aggregate be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) that such holder would have received by way of dividend. For this purpose “relevant value” shall be calculated by reference to the average of the closing prices for those shares on any exchange or quotation service on which the Company’s ordinary shares are listed or quoted, on the day on which shares are first quoted “ex” the relevant dividend and the four subsequent business days, or in such other manner as may be determined by or in accordance with the ordinary resolution, but shall never be less than the par value of the new share(s).  A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount,

195.3.
the Board may, after determining the basis of allotment, notify the holders of shares in writing of the right of election offered to them, and specify the procedure to be followed (which, for the avoidance of doubt, may include an election by means of a Relevant System) and place at which, and the latest time by which, elections must be lodged in order to be effective. The basis of allotment shall be such that no shareholder may receive a fraction of a share. The Board may make provisions as it deems fit for any factional entitlements including provisions whereby, in whole or in part, the benefit of any fractions accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any holder and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such holder of fully paid shares and/or provisions whereby cash payments may be made to members in respect of their fractional entitlements,

195.4.
the Board may exclude from any offer any holders of shares where the Board believes that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them,

195.5.
the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on shares in respect of which an election has been made (the “elected shares”) and instead additional shares shall be allotted to the holders of the elected shares on the basis of allotment calculated as stated. For such purpose the Board shall capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account, any capital reserve and the profit and loss account) or otherwise amiable for distribution as the Board may determine, a sum equal to the aggregate nominal amount of the additional shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued shares for allotment and distribution to the holders of the elected shares on that basis,

195.6.
the additional shares when allotted shall rank pari passu in all respects with fully paid shares then in issue except that they will not be entitled to participate in the relevant dividend (including the share election in lieu of such dividend), and

195.7.
the Board may do such acts and things which it considers necessary or expedient to give effect to any such capitalisation and may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation and any incidental matters and any agreement so made shall be binding on all concerned.

196.
The waiver, in whole or in part, of any dividend on any share by any document (whether or not under seal) shall be effective only of such document is signed by the holder (or the person entitled to the share in consequence of the death or bankruptcy of the holder) and delivered to the Company and to the extent that the same is accepted as such or acted upon by the Company.

197.
In relation to any particular proposed dividend the Board may in its absolute discretion amend, suspend or withdraw the offer previously made to holders of shares to elect to receive additional shares in lieu of the cash dividend (or any part of it) at any time prior to the allotment of the additional shares.

198.
Unless the Board otherwise determines, or unless the Regulations and/or the rules of the Relevant System concerned otherwise require, the new share or shares which a holder has elected to receive instead of cash in respect of the whole (or some part) of the specified dividend declared in respect of his elected shares shall be in uncertificated form (in respect of the holder’s elected shares which were in uncertificated form on the date of his election) and in certificated form (in respect of the shareholder’s elected shares which where in certificated form on the date of his election).

Uncashed Dividends

199.
The Company may cease to send any cheque or warrant through the post or may stop the transfer of any sum by any bank or other funds transfer system or may stop any other means of payment made pursuant to Article 189, as the case may be, for any dividends payable on any shares in the Company which is normally paid in that manner on those shares if either in respect of

199.1.	at least two consecutive dividends payable on those shares the cheques or warrants have been returned undelivered or remain uncashed or the transfer or other means of payment has failed, or

199.2.
in respect of one dividend payable on those shares the cheques or warrants have been returned undelivered or remain uncashed or the transfer or other means of payment has failed and reasonable enquires made by the Company have failed to establish any new address of the holder of those shares, but, subject to the provisions of these Articles, shall in either case above recommence sending cheques or warrants or transferring funds or using the other means of payment, as the case may be, in respect of dividends payable on those shares if the holder or person entitled by transmission claims the arrears of dividends in which event the Company shall resume payment of dividends (and arrears) as notified by the claimant or, in the absence of such notification, in the same manner in which payment was effected prior to the suspension of the payment of dividends.

Unclaimed Dividends

200.
All dividends, interest and other sums payable which are unclaimed for one year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until such time as they are claimed.  The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee of the same. All dividends unclaimed for a period of 12 years after having been declared shall be forfeited and shall revert to the Company.

RESERVES

201.
The Board may, before recommending any dividend (whether preferential or otherwise), set aside out of the profits of the Company such sums as it deems fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may deem fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also, without placing the same to reserve, carry forward any profits which it may deem prudent not to distribute.

CAPITALISATION OF PROFITS

202.
The Company may, upon the recommendation of the Board, resolve by ordinary resolution that it be desirable to capitalise all or any part of the profits of the Company specified in Article 206 and accordingly that the Board be authorised and directed to appropriate the profits so resolved to be capitalised to the members as at the date specified in the relevant resolution or determined as therein provided who would have been entitled thereto if distributed by way of dividend and in the same proportions.

203.
Subject to any direction given by the Company, the Board shall appropriate the profits resolved to be capitalised by any such resolution, and apply such profits on behalf of the members entitled thereto either

203.1.	in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such members respectively, or

203.2.
in paying up in full unissued shares, debentures or obligations of the Company, of a nominal amount equal to such profits, for allotment and distribution, credited as fully paid, to and amongst such members in the proportions referred to above or as they may direct, or partly in one way and partly in the other provided that no unrealised profit shall be applied in paying up amounts unpaid on any issued shares and the only purpose to which sums standing to capital redemption reserve or share premium account shall be applied pursuant to this Article shall be the payment up in full of unissued shares to be allotted and distributed to members credited as fully paid.

204.	The Board shall have power after the passing of any such resolution

204.1.
to make such provision (by the issue of fractional certificates or by payment in cash or otherwise) as it deems fit for the case of shares, debentures or obligations becoming distributable in fractions, such power to include the right for the Company to retain small amounts the cost of distribution of which would be disproportionate to the amounts involved, and

204.2.	to authorise any person to enter, on behalf of all the members entitled thereto, into an agreement with the Company providing (as the case may require) either

204.2.1.
for the payment up by the Company on behalf of such members (by the application thereto of their respective proportions of the profits resolved to be capitalised) of the amounts, or any part of the amounts, remaining unpaid on their existing shares, or

204.2.2.	for the allotment to such members respectively, credited as fully paid, of any further shares, debentures or obligations to which they may be entitled upon such capitalisation,

and any agreement made under such authority shall be effective and binding on all such members.

205.
The Company in general meeting may resolve that any shares allotted pursuant to Articles 202 to 204 (inclusive) to holders of any partly paid shares shall, so long as such shares remain partly paid, rank for dividends only to the extent that such partly paid shares rank for dividends.

206.
The profits of the Company to which Articles 202 to 204 (inclusive) apply shall be any undivided profits of the Company not required for paying the fixed dividends on any preference shares or other shares issued on special conditions and shall also be deemed to include

206.1.	any profits arising from appreciation in capital assets (whether realised by sale or ascertained by valuation), and

206.2.	any amounts for the time being standing to any reserve or reserves or to the capital redemption reserve or to the share premium or other special account.

NOTICES

Notices in Writing

207.
Subject to the specific terms of any Article, any notice to be given to or by any person pursuant to these Articles shall be in writing (which, for the avoidance of doubt, shall be deemed to include a notice given in electronic form or by website communication), save that a notice convening a meeting of the Board or of a committee of the Board need not be in writing.

Communication with Members

208.
Save as provided in Articles 215 and 217, any notice or other Shareholder Information may be served by the Company on, or supplied by the Company to, any person personally or by sending it by first-class post in a prepaid envelope addressed to such person at his postal address as appearing in the register or by sending or supplying it in electronic form or by website communication in accordance with Articles 212 and 213.  In the case of joint holders of a share all notices or other Shareholder Information shall be given or supplied to the joint holder who is named first in the register, and notice so given or other Shareholder Information so supplied shall be sufficient notice or supply to all the joint holders.  A joint holder whose name stands first in the Register but who has no specified or registered address for the service of notices shall be disregarded for this purpose except to the extent that the Company intends to send or supply a notice by electronic means and the joint holder whose name stands first in the Register has agreed (generally or specifically) to the sending or supply of that document, information or notice by electronic means and has not revoked that agreement and he has notified the Company of an address for that purpose.  Anything to be agreed or specified in respect of a joint holding may be agreed or specified by the joint holder whose name stands first in the Register Paragraphs 16(2) and 16(3) of Schedule 5 to the Act shall not apply.

209.
Any notice to be given to a person may be given by reference to the register as it stands at any time within the period of 15 days before the notice is given and no change in the register after that time shall invalidate the giving of the notice.

210.
In the case of notices or other Shareholder Information sent by post, proof that an envelope containing the communication was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given or other Shareholder Information sent. If the communication is made by post, it shall be deemed to be given or received at the expiration of 48 hours after the envelope containing it was posted.  In calculating the period of hours for the purposes of this Article no account shall be taken of Sundays or Bank Holidays.

211.
Any member or person nominated to receive Shareholder Information whose address in the register is not within the United Kingdom and who gives to the Company a postal address within the United Kingdom at which notices may be served upon him shall be entitled to have notices served upon him at such postal address, but otherwise no such person, other than a person whose address in the register is within the United Kingdom, shall be entitled to receive any notice from the Company.  Any member or person nominated by a member to receive Shareholder Information whose address in the register is not within the United Kingdom and who gives to the Company an address for the purposes of receipt of communications in electronic form may, at the absolute discretion of the Board, have notices served upon him at such address.

Electronic and Website Communication by the Company

212.
Subject to the provisions of the Statutes, any notice or other Shareholder Information (excluding a share certificate) will be validly sent or supplied if sent or supplied by the Company to any member or person nominated by a member to receive Shareholder Information in electronic form if that person has agreed (generally or specifically) (or, if the member is a company and it is deemed by the Statutes to have agreed) that the communication may be sent or supplied in that form and

212.1.
the notice or other Shareholder Information is sent using electronic means (as that term is used in section 1168 of the Act) to such address (or to one of such addresses if more than one) as may for the time being be notified by the member to the Company (generally or specifically) for that purpose or, if the intended recipient is a company, to such address as may be deemed by a provision of the Statutes to have been so specified,

212.2.
the notice or other Shareholder Information is sent or supplied in electronic form, or by hand handed to the recipient or sent or supplied to an address to which it could validly be sent if it were in hard copy form, and

212.3.	in each case that person has not revoked the agreement.

213.
Subject to the provisions of the Statutes any notice or other Shareholder information (excluding a share certificate) will be validly sent or supplied by the Company if it is made available by means of a website communication where that person has agreed, or is deemed by the Statutes to have agreed (generally or specifically) that the communication may be sent or supplied to him in that manner and

213.1.	that person has not revoked the agreement,

213.2.	that person is notified in a manner for the time being agreed for the purpose between that person and the Company of

213.2.1.	the publication of the notice or other Shareholder Information on a website,

213.2.2.	the address of that website, and

213.2.3.	the place on that website where the notice or other Shareholder Information may be accessed and how it may be accessed,

213.3.	the notice or other Shareholder Information continues to be published on the website throughout the period specified in the Act, and

213.4.
the notice or other Shareholder Information is published on the website throughout the period referred to in Article 213.3 provided that if the notice or other Shareholder Information is published on that website for a part but not all of such period, the notice or other Shareholder Information will be treated as published throughout that period if the failure to publish the notice or other Shareholder Information throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

Deemed Receipt of Electronic Communication by the Company

213.5.
When any notice or other Shareholder Information is given or sent by the Company by electronic means (as that term is used in section 1168 of the Act), it shall be deemed to have been given on the same day as it was sent to an address supplied by the member or person nominated by the member to receive Shareholder Information, and in the case of the publication of a notice or other Shareholder Information by website communication, it shall be deemed to have been received by the intended recipient when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website pursuant to Article 213.2.  Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.

213.6.
Where a document, information or notice is sent or supplied by means of a  website, it is deemed to have been received by the recipient when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

213.7.
Any provision of this Article 213 which refers to anything agreed, notified or specified by a member shall be deemed to have been validly agreed, notified or specified, notwithstanding any provisions of the Statutes, if agreed, notified or specified by only one and not all of the joint holders of any shares held in joint names.

Discretion of Company to Accept Electronic Communication from Members

214.
Where in accordance with these Articles a member is entitled or required to give or send to the Company a notice in writing, the Company may, if it in its absolute discretion so decides,  (and shall, if it is registered to do so or is deemed to have so agreed by any provision of the Statutes) permit such notices (or specified classes thereof) to be sent to the Company by such means of electronic communication as may from time to time be specified (or be deemed by the Statutes to be agreed) by the Company, so as to be received at such address as may for the time being be specified (or deemed by the Statutes to be specified) by the Company (generally or specifically) for the purpose. Any means of so giving or sending such notices by electronic communication shall be subject to any terms, limitations, conditions or restrictions that the Board may from time to time prescribe.

No Address Provided

215.
A member or person nominated by the member to receive Shareholder Information who having no registered address within the United Kingdom has not supplied to the Company either a postal address within the United Kingdom for the service of notices or an address for the service of notices in electronic form, subject always to the terms of Article 212 shall not be entitled to receive notices from the Company. lf, on three consecutive occasions, a notice to a member or person nominated by the member to receive Shareholder Information has been returned undelivered or the Company receives notice that it is undelivered, such member shall not thereafter be entitled to receive notices from the Company until he shall have communicated with the Company and supplied in writing to the office a new postal address within the United Kingdom for the service of notices or shall have informed the Company, in such manner as may be specified by the Company, of an address for the service of notices in electronic form, subject always to the terms of Article 212.  For these purposes, a notice sent by post shall be treated as returned undelivered if the notice is sent back to the Company (or its agents) and a notice sent by electronic communication shall be treated as returned undelivered if the Company (or its agents) receive(s) notification that the notice was not delivered to the address to which it was sent.

216.	Every person who becomes entitled to a share

216.1.
except as mentioned in Article 216.2, shall be bound by any notice in respect of that share which, before his name is entered in the register, has been duly given to a person from whom he derives his title, but

216.2.	shall not be bound by any such notice given by the Company under section 793 of the Act or under Article 91.

217.
If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper and such notice shall be deemed to have been duly served on all persons entitled thereto at noon on the day when the advertisement appears. In any such case, the Company shall still serve notices in electronic form or by website communication, subject always to the Statutes, and shall send confirmatory copies of the notice by post to persons to whom it was not sent in electronic form or by website communication and to those persons to whom notification of the publication of the notice on the Company’s website would usually be given by post if at least seven clear days prior to the meeting the posting of notices to postal addresses throughout the United Kingdom becomes practicable.

Communication with Persons entitled by Transmission

218.
A person entitled to a share in the circumstances contemplated by, and in accordance with the provisions set out in, Article 60 shall, upon supplying a postal address within the United Kingdom for the service of notices and documents and, if he wishes, an address for the service and delivery of electronic communications, shall be entitled (subject always to the terms of Article 208) to have served on or delivered to him at such address any notice or document to which the member but for his death, incapacity or bankruptcy would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Until such address or addresses have been so supplied, any notice or other Shareholder Information may be sent or supplied in any manner in which it might have been sent or supplied if the death, incapacity or bankruptcy had not occurred and if so sent or supplied shall be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder.

Deemed Notice of General Meetings

219.
Any member present, either personally or by proxy or (in the case of a corporate member) by representative, at any general meeting of the Company or of the holders of any class of shares in the Company shall for all purposes be deemed to have received due notice of such meeting and, where required, of the purposes for which such meeting was called.

Directors outside the United Kingdom

220.
A Director absent or intending to be absent from the United Kingdom may request the Directors to send notices of meetings of the Board during his absence to him at his last known address or any other address (including an address for communications by electronic means) given by him to the Company for this purpose.  Any Director may waive notice of any meeting and such waiver may be retrospective.

UNTRACED MEMBERS

221.
The Company shall be entitled to sell at the best price reasonably obtainable the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy if and provided that,

221.1.
during the period of 12 years prior to the date of the publication of the advertisements referred to in Article 221.2 (or, if published on different dates, the earlier or earliest thereof), at least three dividends in respect of the shares have become payable and no dividend has been claimed during that period in respect of such shares,

221.2.
the Company shall, on or after the expiry of the said 12 years, have inserted advertisements, both in a national newspaper and in a newspaper circulating in the area of the last-known postal address of such member or other person (or the postal address at which service of notices may be effected in accordance with these Articles), giving notice of its intention to sell the said shares,

221.3.	the said advertisements, if not published on the same day, shall be published within 30 days of each other, and

221.4.
during the said period of 12 years and the period of three months following the date of publication of the said advertisements (or, if published on different dates, the later or latest thereof) and prior to the exercise of the power of sale, the Company shall not have received an indication either of the whereabouts or of the existence of such member or person.

222.
If, during the period referred to in Article 221.1, any additional shares have been issued by way of rights in respect of shares held at the commencement of such period or in respect of shares so issued previously during such period, the Company may, if the requirement of Articles 221.1 to 221.4 have been satisfied, also sell such additional shares.

223.	To give effect to any such sale the Company may

223.1.	if the shares concerned are in uncertificated form, in accordance with the Regulations, issue a written notification to the Operator requiring the conversion of the shares into certificated form, and

223.2.
appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, such shares.

224.	The title of the transferee shall not be affected by any irregularity in or invalidity of the proceedings relating thereto.

225.	The net proceeds of sale shall belong to the Company which shall

225.1.	be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds, and

225.2.	(until the Company has so accounted) enter the name of such former member or other person in the books of the Company as a creditor for such amount.

226.
No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company (if any)) as the Board may deem fit.

DESTRUCTION OF DOCUMENTS

227.	The Company shall be entitled to destroy

227.1.
at any time alter the expiration of six years from the date of registration thereof or on which an entry in respect thereof shall have been made (as the case may be), all instruments of transfer of shares of the Company which shall have been registered and all letters of request, renounced allotment letters, renounceable share certificates, forms of acceptance and transfers and applications for allotment in respect of which an entry in the register shall have been made,

227.2.
at any time after the expiration of one year from the date of cancellation thereof all registered certificates for shares of the Company (being certificates for shares in the name of a transferor and in respect whereof the Company has registered a transfer) and all mandates and other written directions as to the payment of dividends (being mandates or directions which have been cancelled), and

227.3.
at any time after the expiration of one year from the date of the recording thereof, all notifications of change of name or address (including addresses for the purpose of receipt of communications in electronic form).

228.
It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled, and every other document hereinbefore mentioned was in accordance with the recorded particulars thereof in the books or records of the Company provided always that

228.1.	the foregoing provisions shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant,

228.2.
nothing contained in this Article or Article 227 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article or Article 227,

228.3.	references herein to the destruction of any document include references to its disposal in any manner, and

228.4.
any document referred to in Articles 227.1, 227.2 and 227.3 may be destroyed at a date earlier than that authorised by Article 227 provided that a permanent copy of such document shall have been made which shall not be destroyed before the expiration of the period applicable to the destruction of the original of such document and in respect of which the Board shall take adequate precautions for guarding against falsification and shall provide adequate means for its reproduction.

WINDING-UP

229.
The power of sale of a liquidator shall include a power to sell wholly or partially shares or debentures, or other obligations of another company, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.

230.
On any voluntary winding-up of the Company, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Act or the Insolvency Act 1986 (as amended), divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members.  Any such division shall be in accordance with the existing rights of the members.  The liquidator may, with the like sanction, vest the whole or any part of the assets of the Company in trustees on such trusts for the benefit of the members as he, with the like sanction, shall determine, but no member shall be compelled to accept any assets on which there is a liability.

231.
A special resolution sanctioning a transfer or sale to another company duly passed pursuant to section 110 Insolvency Act 1986 may authorise the distribution of any shares or other consideration receivable by the liquidator among the members (whether or not in accordance with the existing rights of members) and any such distribution shall be binding on all members subject to the right of dissent and consequential rights conferred by section 110 Insolvency Act 1986.

PROVISION FOR EMPLOYEES

232.
The Company may, pursuant to a resolution of the Board and in accordance with the Act, make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

INDEMNITY

233.1
Subject to the Act but without prejudice to any indemnity to which he may otherwise be entitled the Company shall indemnify, out of the assets of the Company, any Director of the Company or of any associated company against all losses and liabilities which he may sustain or incur in the execution of the duties of his office or otherwise in relation thereto, provided that this Article 233.1 shall only have effect insofar as its provisions are not void under sections 232 or 234 of the Act.

233.2
The Company may also indemnify, out of the assets of the Company, any Director of either the Company or any associated company where the Company or such associated company acts as trustee of a pension scheme, against liability incurred by him in connection with the relevant company’s activities as trustee of such scheme, provided that this Article 233.2 shall only have effect in so far as its provisions are not void under sections 232 or 234 of the Act.

233.3
Subject to sections 205(2) to (4) of the Act, the Company may provide a Director with funds to meet expenditure incurred or to be incurred by him in defending (or seeking relief in respect of) any civil or criminal proceedings brought or threatened against him in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an associated company, and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under sections 197 to 203 of the Act to enable a director to avoid incurring such expenditure.

233.4
Subject to section 206 of the Act, the Company may also provide a Director with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any associated company and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under section 197 of the Act to enable a director to avoid incurring such expenditure.

233.5
For the purpose of Articles 233.1, 233.2 and 233.4 the expression “associated company” shall mean a company which is either a subsidiary or a holding company of the Company or a subsidiary of such holding company as such terms are defined in the Act.

INSURANCE

233.
Subject to the provisions of the Act, the Board shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any company or body which is its holding company or in which the Company or such holding company has an interest whether direct or indirect or which is in any way allied to or associated with the Company or who were at any time trustees of any pension fund in which any employees of the Company or of any other such company or body are interested  including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company and/or any such other company, body or pension fund.

SCHEME OF ARRANGEMENT

234.	In this Article 234:

234.1.
references to the “Scheme” are to the scheme of arrangement dated 29 January 2021 between the Company and the Company Scheme Shareholders under Part 26 of the Companies Act 2006 in its original form or with or subject to any modification, addition or condition agreed by the Company and PerkinElmer (UK) Holdings Limited (“Bidco”), which expression includes any other name which Bidco may adopt from time to time, and which the Court may approve or impose and, save as defined in this Article 234, expressions defined in the Scheme shall have the same meanings in this Article 234.

234.2.
Notwithstanding any other provision of these Articles or the terms of any resolution, whether ordinary or special, passed by the Company in general meeting, if the Company issues or transfers any ordinary shares (other than to Bidco or any parent undertaking or subsidiary undertaking or nominee of Bidco) on or after the adoption of this Article 234 and on or prior to the Scheme Record Time, such shares shall be issued or transferred subject to the terms of the Scheme (and shall be Company Scheme Shares for the purposes thereof) and the original or any subsequent holder or holders of such ordinary shares shall be bound by the Scheme accordingly.

234.3.
Notwithstanding any other provision of these Articles and subject to the Scheme becoming Effective, if the Company issues or transfers or is obliged to issue or transfer any ordinary shares in the Company to any person (other than to Bidco or any parent undertaking or subsidiary undertaking or nominee of Bidco) (such person being a “New Member’’ and such reference shall include any subsequent holder or any nominee of such New Member or any such subsequent holder) on or after the Scheme Record Time (the “Post-Scheme Shares”), such New Member will, provided the Scheme has become Effective, be obliged to transfer all the Post-Scheme Shares held by the New Member to Bidco (and/or its nominee(s) including any DR Nominee)) (or as Bidco may direct) (the ‘‘Purchaser’’) who shall be obliged to acquire all of the Post-Scheme Shares. Subject to Article 234.4, the consideration payable by the Purchaser for the Post-Scheme Shares shall be the consideration that would have been payable to the New Member for Company Scheme Shares under the Scheme (as it may be amended or modified in accordance with its terms) as if each Post Scheme Share was a Company Scheme Share.

234.4.
On any reorganisation of, or material alteration to, the share capital of the Company (including, without limitation, any subdivision and/or consolidation) effected after the Effective Date, the amount of Consideration due to a New Member for each Post-Scheme Share pursuant to Article 234.3 above may be adjusted by the board of the Company and the directors of Bidco in such manner as the auditors of the Company may determine to be appropriate to reflect such reorganisation or alteration. References in this Article 234 to ordinary shares shall, following such adjustment, be construed accordingly.

234.5.
To give effect to any transfer of Post-Scheme Shares, the Company may appoint any person as attorney and agent for the New Member (the “agent”) to execute and deliver as transferor a form of transfer or instructions of transfer on behalf of the New Member (or any subsequent nominee of such New Member or any subsequent holder) to transfer the Post-Scheme Shares to Bidco (or as Bidco may direct) and do all such other things and execute and deliver all such documents as may in the opinion of the agent be necessary or desirable to vest the Post-Scheme Shares in Bidco (or another person as directed by Bidco), and pending such vesting to exercise all such rights attaching to the Post-Scheme Shares as Bidco may direct. If an agent is so appointed, the New Member shall not thereafter (except to the extent that the agent fails to act in accordance with the directions of Bidco) be entitled to exercise any rights attaching to the Post-Scheme Shares unless so agreed by Bidco. The agent shall be empowered to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer on behalf of the New Member (or any subsequent holder) in favour of Bidco and/or another person as directed by Bidco and the Company may give a good receipt for the Consideration for the Post-Scheme Shares and may register Bidco and/or another person as directed by Bidco as holder thereof and issue to it certificates for the same. The Company shall not be obliged to issue a certificate to the New Member for the Post- Scheme Shares. Bidco shall, subject to Article 234.3 above, settle the Consideration due to the New Member within five Business Days of the issue of the Post-Scheme Shares to the New Member.

234.6.
Notwithstanding any other provision of these Articles, neither the Company nor the Directors shall register the transfer of any Company Scheme Shares effected between the Scheme Record Time and the Effective Date other than to Bidco or its nominee(s) (including any DR Nominee).